UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2022

AZAR INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-234137	98-1448750
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carretera Turistica, Luperon, 12th km, No. 7, Grand Parada, Puerto Plata, Dominican Republic
(Address of principal executive offices)	(Zip Code)

(829) 947-5251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On July 8, 2022, as a result of a private transactions, 3,000,000 shares of common stock, $0.001 par value per share (the “Shares”) of AZAR INTERNATIONAL CORP., a Nevada corporation (the “Company”), were transferred from Hilario Lopez Vargas to Yang, Lixue (the “Purchaser”). As a result, the Purchaser became holders of approximately 77% of the voting rights of the issued and outstanding share capital of the Company and became the controlling shareholder. The consideration paid for the Shares was $350,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Hilario Lopez Vargas released the Company from all debts owed to him.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2022, the existing director and officer resigned immediately. Accordingly, Hilario Lopez Vargas, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Yang, Lixue consented to act as the new Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director of the Company,

Mr. Yang, Lixue, CEO, CFO, and Director, 39, Graduated from University of Science and Technology Beijing in 2006, majoring in marketing and management. He is the president, Chief Executive Officer and chairman of the Board of Directors of the Company.

Mr. Yang was the CEO of Shandong Zhongying Network Technology Co. Ltd, from 2012 to 2015. He was the CEO of Zhejiang Luo Fang Technology Co., Ltd, from 2015 to 2017. After that, he founded a company called Qingdao Qingliyuan Biotechnology Co., Ltd in 2017, up to present. He was also the founder and chairman of Yizhixin Co., Ltd, from 2018 to present.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	STOCK PURCHASE AGREEMENT, dated July 8, 2022, by and between Hilario Lopez Vargas and Yang, Lixue

99.1	DIRECTORS RESOLUTIONS, dated July 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 11, 2022

AZAR INTERNATIONAL CORP.

/s/ Yang, Lixue
By:	YANG, LIXUE
Title:	CEO

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